LIMITED POWER OF ATTORNEY
(SECTION 16 FILINGS)

	Know all by these presents, that the undersigned, Dara S. Redler, hereby constitutes and appoints Katharine M. Haynes, the undersigned's true and lawful attorney-in-fact to prepare, execute, and acknowledge Forms 3, 4 and 5 (including any amendments thereto and other actions or filings necessary for or related to such forms) with respect to the securities of H&R Block, Inc., a Missouri corporation (the "Company"), and to deliver and file such forms with the United States Securities and Exchange Commission, any national securities exchange, and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time; it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The undersigned hereby grants such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

	This Power of Attorney supersedes and replaces all previously executed Powers of Attorney with respect to the matters contained herein. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Secretary of the
Company.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 19th day of January, 2022.


/s/ Dara S. Redler
Dara S. Redler